EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Fourth Quarter Results

FITZGERALD, Ga., Jan. 21, 2011 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN) today reported net loss available to shareholders of $47,000, or $(0.01) per diluted share for the fourth quarter of 2010 compared to fourth quarter 2009 net loss available to shareholders of $14,583,000 or $(2.02) per diluted share, while net loss available to shareholders for twelve months ended December 31, 2010 was $926,000 or $(0.11) per diluted share compared to net loss available to shareholders for the comparable period in 2009 of $20,549,000 or $(2.85) per diluted share. The increase in net income for both comparable periods was primarily driven by the reduction in loan loss provision to $2.5 million for the three months ended December 31, 2010 from $21.87 million for the comparable quarterly period in 2009, while the loan loss provision for calendar year 2010 decreased to $13.35 million from $43.45 million for calendar year 2009. "While disappointed that 2010 earnings are below our historic standards, our pre-tax, pre-provision core earnings continue to provide solid support for the credit-related expenses needed to address our problem loan assets. The liquidation of other real estate remains a challenge for the banking industry in this 'soft' real estate market and earnings continue to be pressured due to the credit-related expenses associated with carrying and liquidating these properties. Though our non-performing assets ticked up slightly during the quarter, it is encouraging to see some signs of slight improvement with the economy and the pace of new problem credits slowing down. Until there is some stabilization with the real estate market and economy, we expect problem assets, charge-offs and credit-related expenses to continue to be elevated above historical levels and loan demand to continue to be sluggish. We remain committed to reducing our non-performing assets to an acceptable level in a timely and prudent manner and returning to our accustomed earnings standards. That commitment extends into 2011 and though we still have much work to do, we made significant progress in 2010," said Al D. Ross, President and Chief Executive Officer.

Capital

Colony continues to maintain a favorable capital position to be categorized as "well-capitalized" by regulatory benchmarks. At December 31, 2010, the Company's tier one leverage ratio, tier one and total risk-based capital ratios were 8.59 percent, 13.55 percent and 14.83 percent, respectively, compared to 8.30 percent, 11.79 percent  and 13.07 percent, respectively, at December 31, 2009. Regulatory benchmarks to be categorized as "well-capitalized" for tier one leverage ratio, tier one and total risk-based capital ratios are 5.00 percent, 6.00 percent and 10.00 percent, respectively.

Net Interest Margin

During the fourth quarter of 2010, the Company reported net interest income of $8.88 million and a net interest margin of 3.02 percent, compared to $10.26 million and 3.36 percent, respectively, for fourth quarter 2009. While anemic loan demand is hampering net interest margin, the Company continues to work toward net interest margin improvement through deposit and loan pricing guidance. At the same time, the Company is minimizing interest rate risk exposure by extending some liabilities to longer maturities in anticipation of higher interest rates in the future and maintaining higher levels of liquidity for balance sheet structuring. Extending liabilities and maintaining higher liquidity levels will pressure our net interest margin in the near term, but we feel prudent for interest rate risk management in the current low interest rate environment. Net interest margin decreased to 3.02 percent for fourth quarter 2010 compared to 3.09 percent for third quarter 2010. Calendar year 2010 net interest margin was 3.12 percent compared to 3.27 percent for calendar year 2009.

Asset Quality

The Company continues to closely monitor our non-performing assets and focus on asset quality. Non-performing assets increased slightly from September 30, 2010 to $49.26 million, or 5.91 percent of total loans and other real estate owned as of December 31, 2010. This compares to $47.50 million, or 5.46 percent as of September 30, 2010 and $53.4 million, or 5.62 percent as of December 31, 2009. The level of non-performing assets ties directly to the elevated risk in our residential, land development and commercial real estate loan portfolio and has resulted in higher than normal loan loss provisions for the past three years.  Colony changed its methodology in determining loan loss reserve adequacy during fourth quarter 2009 that resulted in a significant increase to the loan loss provision in fourth quarter 2009. While non-performing assets basically remained flat during 2010 and actually decreased slightly from a year ago, the reserve level attained at year end 2009 allowed Colony to significantly reduce its loan loss provisions in 2010. The Company reduced its loan loss provisions from the same year ago period as fourth quarter 2010 provision for loan losses was $2.50 million compared to $21.87 million for the same 2009 period, while calendar year 2010 provision for loan losses was $13.35 million compared to $43.45 million for the same 2009 period. Unusually high levels of loan loss provision have been required as company management addresses asset quality deterioration associated with the housing and real estate downturn.  Until we see stabilization in the economy and the housing and real estate market, we expect problem assets and charge-offs to be elevated above historical levels as we work through our problem assets.

In the fourth quarter of 2010, net charge-offs were $1.97 million, or 0.24 percent of average loans as compared to net charge-offs of $11.82 million, or 1.23 percent of average loans in fourth quarter 2009, while calendar year 2010 net charge-offs were $16.47 million, or 1.90 percent of average loans as compared to net charge-offs of $29.06 million, or 3.02 percent of average loans for the same 2009 comparable period. The loan loss reserve was $28.28 million on December 31, 2010, or 3.48 percent of total loans compared to $31.40 million on December 31, 2009, or 3.37 percent of total loans.  Management believes that the 2010 contributions to Allowance for Loan Losses address the level of non-performing assets and the related level of classified assets to be adequately reserved at December 31, 2010.

Noninterest Income

Total noninterest income increased in the comparable quarterly periods as fourth quarter 2010 noninterest income was $2.78 million compared to $1.27 million in the same comparable 2009 period. Gains realized from the sale of securities totaled $817 thousand during fourth quarter 2010 compared to a loss recorded on security transactions during fourth quarter 2009 of $521 to primarily account for the increase. Calendar year 2010 total noninterest income increased to $10.01 million from $9.54 million for the comparable 2009 period. The company has been successful in generating SBA loans during the year and realized $1.00 million from the sale of SBA loans during 2010 compared to $140 thousand for the comparable 2009 period. The increased activity with SBA lending has offset the decline in service charge on deposit fee income which has been impacted by recent regulatory changes with Regulation E. SBA lending will continue to be a focus during 2011 to supplement noninterest income.

Noninterest Expense

Other significant factors negatively impacting 2010 earnings were FDIC insurance assessments and credit related expenses. While the banking industry has sustained significant bank failures during the past several quarters, the FDIC insurance fund has fallen to levels requiring increased insurance assessments in order to maintain an adequate FDIC insurance reserve level. As a result, rates utilized for quarterly insurance assessments have increased. Calendar year 2010 FDIC insurance assessments total $1.87 million, though this is down from 2009 FDIC insurance assessments of $2.66 million for the comparable period when a special insurance premium was assessed in second quarter 2009.   Also, the increased activity in non-performing assets resulted in foreclosure and repossession expense increasing to $1.82 million for calendar year 2010 compared to $1.66 million for the same 2009 period. In addition, calendar year 2010 write-downs on OREO property and the loss from sale of OREO property and repossessions resulted in losses of $3.13 million compared to losses of $631 thousand for the same year ago period.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. The Company conducts a general full service commercial, consumer and mortgage banking business through thirty offices located in the middle and south Georgia cities of Fitzgerald, Warner Robins, Centerville, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the NASDAQ Global Market under the symbol "CBAN".

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	12/31/10	12/31/09	12/31/10	12/31/09
Net Interest Income	$8,879	$10,263	$37,215	$39,566
Provision for Loan Losses	2,500	21,865	13,350	43,445
Non-interest Income	2,783	1,266	10,006	9,544
Non-interest Expense	8,732	11,096	33,856	34,844
Income Taxes (Benefits)	127	(7,199)	(459)	(9,995)
Net Income	303	(14,233)	474	(19,184)
Preferred Stock Dividend	350	350	1,400	1,365
Net Income Available to Common Shareholders	(47)	(14,583)	(926)	(20,549)

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	12/31/10	12/31/09	12/31/10	12/31/09
Common Shares Outstanding	8,442,958	7,229,163	8,442,958	7,229,163
Weighted Average Basic Shares	8,449,067	7,224,164	8,149,217	7,213,430
Weighted Average Diluted Shares	8,449,067	7,224,164	8,149,217	7,213,430
Earnings Per Basic Share (b)	$ (0.01)	$ (2.02)	$ (0.11)	$ (2.85)
Earnings Per Diluted Share (b)	$ (0.01)	$ (2.02)	$ (0.11)	$ (2.85)
Dividends Declared Per Share	$0.00	$0.00	$0.00	$0.1463
Common Book Value Per Share	$7.75	$8.57	$7.75	$8.57
Tangible Common Book Value Per Share	$7.72	$8.52	$7.72	$8.52

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	12/31/10	12/31/09	12/31/10	12/31/09
Net Interest Margin (a)	3.02%	3.36%	3.12%	3.27%
Return on Average Assets (b)	(0.01)%	(4.49)%	(0.07)%	(1.60)%
Return on Average Total Equity (b)	(0.20)%	(57.78)%	(0.98)%	(19.45)%
Efficiency (c)	80.19%	71.67%	75.60%	69.35%

(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c ) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding security gains/losses and goodwill impairment expenses.
	QUARTER ENDED
ENDING BALANCES	12/31/10	12/31/09
Total Assets	$1,275,658	$1,307,089
Loans, Net of Reserves	784,909	899,851
Allowance for Loan Losses	28,280	31,401
Intangible Assets	295	331
Deposits	1,059,124	1,057,586
Common Shareholders' Equity	65,452	61,918
Common Equity to Total Assets	5.13%	4.74%
Total Equity	92,958	89,275
Total Equity to Total Assets	7.29%	6.83%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	12/31/10	12/31/09	12/31/10	12/31/09
Total Assets	$1,253,914	$1,298,355	$1,269,607	$1,286,418
Loans, Net of Reserves	803,815	937,179	834,653	943,013
Deposits	1,033,758	1,033,726	1,034,255	1,016,921
Common Shareholders' Equity	68,104	73,636	67,020	78,915
Total Equity	95,595	100,955	94,452	105,655

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	12/31/10	12/31/09	12/31/10	12/31/09
Nonperforming Loans	$28,921	$33,566	$28,921	$33,566
Nonperforming Assets	49,261	53,403	49,261	53,403
Net Loan Chg-offs (Recoveries)	1,974	11,823	16,471	29,060
Reserve for Loan Loss to Gross Loans	3.48%	3.37%	3.48%	3.37%
Reserve for Loan Loss to Non-performing Loans	97.78%	93.55%	97.78%	93.55%
Reserve for Loan Loss to Non-performing Assets	57.41%	58.80%	57.41%	58.80%
Net Loan Chg-offs (Recoveries) to Avg. Gross Loans	0.24%	1.23%	1.90%	3.02%
Nonperforming Loans to Gross Loans	3.56%	3.60%	3.56%	3.60%
Nonperforming Assets to Total Assets	3.86%	4.09%	3.86%	4.09%
Nonperforming Assets to Total Loans and Other Real Estate	5.91%	5.62%	5.91%	5.62%

Quarterly Comparative Data (in thousands, except per share data)
	4Q2010	3Q2010	2Q2010	1Q2010	4Q2009

Assets	$1,275,658	$1,231,489	$1,251,777	$1,307,527	$1,307,089
Loans	784,909	822,161	827,798	855,486	899,851
Deposits	1,059,124	1,005,232	1,008,365	1,056,010	1,057,586
Common Shareholders' Equity	65,452	68,491	70,654	67,371	61,918
Total Equity	92,958	95,959	98,085	94,765	89,275
Net Income	303	(1,034)	521	684	(14,233)
Net Income Available to Common Shareholders	(47)	(1,384)	171	334	(14,583)
Net Income Per Share	(0.01)	(0.16)	0.02	0.05	(2.02)

Key Performance Ratios	4Q2010	3Q2010	2Q2010	1Q2010	4Q2009

Return on Average Assets (1)	(0.01)%	(0.44)%	0.05%	0.10%	(4.49)%
Return on Average Total Equity (1)	(0.20)%	(5.72)%	0.72%	1.48%	(57.78)%
Common Equity to Total Assets	5.13%	5.56%	5.64%	5.18%	4.74%
Total Equity to Total Assets	7.29%	7.79%	7.84%	7.29%	6.83%
Net Interest Margin	3.02%	3.09%	3.20%	3.16%	3.36%
(1) Computed using net income available to shareholders

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)
	December 31, 2010	December 31, 2009
	(unaudited)	(audited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$16,613	$25,995
Federal Funds Sold	32,536	16,433
Securities Purchased Under Agreements to Resell	5,000	--
	54,149	42,428
Interest-Bearing Deposits	50,727	6,479
Investment Securities
Available for Sale, at Fair Value	303,838	267,247
Held for Maturity, at Cost (Fair Value of $53 and $57 as of Dec. 31, 2010 and Dec. 31, 2009, Respectively)	48	54
	303,886	267,301
Federal Home Loan Bank Stock, at Cost	6,063	6,345
Loans	813,250	931,392
Allowance for Loan Losses	(28,280)	(31,401)
Unearned Interest and Fees	(61)	(140)
	784,909	899,851
Premises and Equipment	27,148	28,826
Other Real Estate	20,208	19,705
Other Intangible Assets	295	331
Other Assets	28,273	35,823
Total Assets	$1,275,658	$1,307,089

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$102,959	$84,239
Interest-Bearing	956,165	973,347
	1,059,124	1,057,586

Borrowed Money
Securities Sold Under Agreements to Repurchase	20,000	40,000
Subordinated Debentures	24,229	24,229
Other Borrowed Money	75,076	91,000
	119,305	155,229
Other Liabilities	4,271	4,999

Stockholders' Equity
Preferred Stock, Par Value $1,000; Authorized 10,000,000 Shares, Issued 28,000 Shares	27,506	27,357
Common Stock, Par Value $1; Authorized 20,000,000 Shares, Issued 8,442,958 and 7,229,163 Shares	8,443	7,229
Paid in Capital	29,171	25,393
Retained Earnings	28,479	29,554
Restricted Stock- Unearned Compensation	(41)	(158)
Accumulated Other Comprehensive Loss, Net of Tax	(600)	(100)
	92,958	89,275
Total Liabilities and Stockholders' Equity	$1,275,658	$1,307,089

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)

	Quarter Three Months Ended		Year-to-Date Twelve Months Ended
	12/31/10	12/31/09	12/31/10	12/31/09
	(unaudited)	(audited)	(unaudited)	(audited)
Interest Income
Loans, Including Fees	$12,359	$14,279	$51,729	$57,621
Federal Funds Sold and Securities Purchased
Under Agreements to Resell	27	10	95	24
Deposits with Other Banks	11	--	38	--
Investment Securities
U. S. Government Agencies	1,494	1,741	6,613	7,627
State, County and Municipal	29	52	103	259
Corporate Obligations/Asset-Backed Sec.	25	9	138	296
Dividends on Other Investments	7	7	22	20
	13,952	16,098	58,738	65,847
Interest Expense
Deposits	4,033	4,715	17,212	21,643
Federal Funds Purchased and Securities Sold
Under Agreements to Repurchase	172	218	721	876
Borrowed Money	868	902	3,590	3,762
	5,073	5,835	21,523	26,281
Net Interest Income	8,879	10,263	37,215	39,566
Provision for Loan Losses	2,500	21,865	13,350	43,445
Net Interest Income After Provision for Loan Losses	6,379	(11,602)	23,865	(3,879)

Noninterest Income
Service Charges on Deposits	875	1,043	3,597	4,198
Other Service Charges, Commissions and Fees	291	239	1,140	986
Mortgage Fee Income	84	104	313	444
Securities Gains	817	(521)	2,617	2,626
Other	716	401	2,339	1,290
	2,783	1,266	10,006	9,544
Noninterest Expense
Salaries and Employee Benefits	3,560	3,537	14,098	14,483
Occupancy and Equipment	1,067	1,105	4,422	4,287
Other	4,105	6,454	15,336	16,074
	8,732	11,096	33,856	34,844

Income (Loss) Before Income Taxes	430	(21,432)	15	(29,179)
Income Taxes (Benefits)	127	(7,199)	(459)	(9,995)
Net Income (Loss)	303	(14,233)	474	(19,184)

Preferred Stock Dividends	350	350	1,400	1,365

Net Income (Loss) Available to Common Shareholders	$ (47)	$ (14,583)	$ (926)	$ (20,549)
Net Income (Loss) Per Share of Common Stock
Basic	$ (0.01)	$ (2.02)	$ (0.11)	$ (2.85)
Diluted	$ (0.01)	$ (2.02)	$ (0.11)	$ (2.85)
Weighted Average Basic Shares Outstanding	8,449,067	7,224,164	8,149,217	7,213,430
Weighted Average Diluted Shares Outstanding	8,449,067	7,224,164	8,149,217	7,213,430
CONTACT: Terry L. Hester
         Chief Financial Officer
         (229) 426-6002